UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 14, 2011

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On November 14, 2011, American Eagle Outfitters, Inc. (the "Company") entered into a Chief Executive Officer Employment Agreement (the " Agreement") with Robert L. Hanson effective January 30, 2012. A description of the Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 15, 2011, the Company announced that Robert L. Hanson, age 48, has been selected as the Company's next Chief Executive Officer effective January 30, 2012. Mr. Hanson will also serve on the Company's Board of Directors (the "Board") effective January 30, 2012. Mr. Hanson succeeds James V. O'Donnell, who has served as Chief Executive Officer since December 2002. Mr. O'Donnell will continue to serve on the Company's Board until the end of the fiscal year ending on January 28, 2012.

Mr. Hanson joins the Company from Levi's, where he most recently served as Global President of the Levi's Brand, leading a $3.5 billion business across retail, eCommerce and wholesale channels in the Americas, Europe and Asia.  During his 23 year tenure with Levi's, Mr. Hanson held a variety of important leadership roles across multiple brands where he led cross-functional teams, including merchandising, product development, multi-channel operations, marketing and creative teams, in addition to a full support staff.  He was a member of the company's Worldwide Leadership Team, responsible for the strategic, financial and brand performance globally.  Mr. Hanson's most recent roles included: President, Levi's Strauss Americas/North America (2006-2010); President, Levi's Brand U.S. (2001-2006); and President/Vice-President, Levi's Europe/Africa/Middle East (1998-2001).

On November 14, 2011, the Company and Mr. Hanson entered into the Agreement effective January 30, 2012 (the "Start Date") to secure his services as Chief Executive Officer of the Company.  The term of the Agreement (the "Term") expires on January 31, 2015, the last day of the Company's 2014 fiscal year and is automatically renewed for successive one-year terms thereafter unless the Company or Mr. Hanson gives written notice to the other party at least 90 days prior to the expiration of the then-current term.

As sign-on compensation under the Agreement, Mr. Hanson will receive the following on the Start Date, unless otherwise denoted:

(1) A signing bonus of $3,339,000 less applicable withholding taxes, payable in a lump sum within 60 days after Mr. Hanson's signing of the Agreement subject to various provisions as set forth in the Agreement;

(2) A $300,000 contribution by the Company to a deferred compensation account for Mr. Hanson that shall vest and become non-forfeitable at a rate of one-third on each of the first three anniversaries of Mr. Hanson's Start Date subject to his continued employment with the Company on each such date;

(3)  A restricted stock unit award ("RSU") with a value of $2,500,000 under the Company's 2005 Stock Award and Incentive Plan, as amended (the "2005 Plan").  The number of units subject to this RSU award will be calculated by dividing $2,500,000 by the closing price of AEO common stock on the Start Date rounded to the nearest whole share.  Vesting of the RSU award will be subject to both continued employment and achievement of pre-determined objective performance goals set forth in writing established by the Compensation Committee of the Board of Directors (the "Committee").  If the performance goals are not met, then the entire RSU award will forfeit.  The Committee must verify that the performance goals are met prior to vesting.  If the performance goals are met, then the grant will vest in equal annual installments over three years from the grant date based solely on Executive's continued service to the Company over that period;

(4) A stock option grant for the number of option shares of Company's common stock with a grant date value equal to $2,500,000.  The exercise price will be the closing price of AEO common stock on the grant date. The number of option shares subject to this stock option will be determined as of the grant date using a valuation methodology consistent with that used to compute the value of the Company's stock options in its financial statements. The option grant will be made by the Committee pursuant to and subject to all the terms and conditions set forth in the 2005 Plan and related award agreement; provided that (i) Mr. Hanson shall be allowed a period of no less than three (3) months following termination of employment to exercise the portion of this stock option which is vested on his termination date, other than in the event of a termination by the Company for Cause in accordance with Section 5.e. of the Agreement, and (ii) Mr. Hanson may exercise this stock option by means of a "net exercise," pursuant to which a number of shares subject to such exercise having a fair market value equal to the applicable exercise price will be withheld by the Company in satisfaction of such exercise price;

(5) Eligibility for relocation benefits that, at a minimum, will be consistent with the relocation benefits provided to the Company's other senior executives; and

(6)  Reimbursement of legal fees incurred by Mr. Hanson to review and negotiate the CEO Employment Agreement in an amount not to exceed $15,000.

As ongoing compensation and benefits under the Agreement, Mr. Hanson will receive the following:

(1) Annual base salary of $1,030,000;

(2) Eligibility to receive an annual incentive cash bonus under the 2005 Plan for each full fiscal year ending during the Term beginning with the 2012 fiscal year with a maximum incentive bonus of 130% of his base salary and, beginning with the 2014 fiscal year, the target incentive bonus shall be 130% of his base salary and the maximum bonus shall be 260% of his base salary.  The 2005 Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals set forth in writing established by the Committee;

(3) Grant of long-term equity compensation under the Plan for each fiscal year during the Term with a value for fiscal 2012 of no less than $3,200,000, on terms similar to those used for other senior executives at the Company;

(4) A single luxury automobile for both business and personal use with any amount included in Mr. Hanson's W-2 wages relative to such automobile not grossed up for tax purposes; and

(5) Eligibility to participate in the Company's employee welfare, benefit, retirement and deferred compensation plans, programs or policies that are in effect and generally available to the other senior executives of the Company.

Pursuant to the Agreement, Mr. Hanson entered into a separate Change in Control Agreement (the "CIC Agreement") with the Company consistent with the other senior executives of the Company. A copy of the CIC Agreement is attached as Exhibit 10.2.

Mr. Hanson will also receive certain compensation and benefits, including 24-months of his annual base salary and pro-rata vesting of equity awards, as outlined in the Agreement if his employment is involuntarily terminated by the Company for any reason other than for Cause, or if Mr. Hanson terminates his employment for Good Reason (as defined in the Agreement).

The foregoing descriptions of the Agreement and the CIC Agreement are qualified in their entirety by reference to the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and the CIC Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2, and each is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure
On November 15, 2011, the Company issued a press release announcing the appointment of Mr. Hanson as the Company's new Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Chief Executive Officer Employment Agreement between the Company and Robert L. Hanson dated November 14, 2011
10.2	Change in Control Agreement between the Company and Robert L. Hanson dated November 14, 2011
99.1*	Press Release dated November 15, 2011 announcing the appointment of Mr. Hanson as the Company's new Chief Executive Officer.

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: November 18, 2011	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Chief Executive Officer Employment Agreement between the Company and Robert L. Hanson dated November 14, 2011
10.2	Change in Control Agreement between the Company and Robert L. Hanson dated November 14, 2011
99.1*	Press Release dated November 15, 2011 announcing the appointment of Mr. Hanson as the Company's new Chief Executive Officer.

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.